                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            GREY ADVERTISING INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

GREY
                             GREY ADVERTISING INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 12, 1999

To the Stockholders of
  GREY ADVERTISING INC.

     The Annual Meeting of Stockholders of Grey Advertising Inc. ("Company") will be held at the headquarter offices of the Company's Middle and Eastern European operations, Corneliusstrasse 16-24, Dusseldorf, Germany on October 12, 1999 at 11:00 A.M., local time, for the following purposes:

          (1) To elect one director to hold office for a three year term.

          (2) To consider and take action on a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company for 1999.

          (3) To transact such other business as may properly come before the meeting.

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock at the close of business on September 1, 1999, and holders of the Company's Preferred Stock, will be entitled to vote at the meeting.

                                             By Order of the Board of Directors

                                                     STEVEN G. FELSHER
                                                         Secretary

New York, New York
September 22, 1999

        PLEASE SPECIFY YOUR CHOICES, DATE AND SIGN THE ENCLOSED PROXIES
                AND MAIL THEM PROMPTLY IN THE ENCLOSED ENVELOPE.

                             GREY ADVERTISING INC.
                                777 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 546-2000

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 12, 1999

     This Proxy Statement is being mailed to stockholders on or about September 22, 1999 in connection with the solicitation of proxies by the Board of Directors of Grey Advertising Inc. ("Company") for the Annual Meeting of Stockholders to be held at the headquarter offices of the Company's Middle and Eastern European operations, Corneliusstrasse 16-24, Dusseldorf, Germany on October 12, 1999 at 11:00 A.M., local time, and at any and all adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its exercise. A stockholder may effect revocation of a proxy by delivering written notice to the Secretary of the Company, by giving a later-dated proxy or by attending the meeting and voting in person. All properly executed, unrevoked proxies will be voted as specified. Unless contrary directions are given, proxies will be voted for the election of the nominee for director proposed by the Board of Directors and in favor of the proposals set forth in the notice. Shares represented by executed proxies received by the Company will be counted for a quorum regardless of how or whether such shares are voted on any particular matter. Where nominee stockholders of record do not vote on specific issues because they did not receive instructions, such "non-votes" will not be treated as votes cast or shares present for such issues. The affirmative vote of the holders of a plurality of the votes cast is required in the election of directors. The vote required to approve the other matters to be voted on at the meeting, as well as the effect of abstentions and broker non-votes, is set forth in the sections describing such matters.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 ("10-K"). STOCKHOLDERS DESIRING TO OBTAIN A COPY OF THE 10-K SHOULD ADDRESS WRITTEN REQUESTS TO MS. LINDA M. FOX, ASSISTANT SECRETARY, GREY ADVERTISING INC., 777 THIRD AVENUE, NEW YORK, NEW YORK 10017.

                               VOTING SECURITIES

     Holders of record of the Company's Common Stock and Limited Duration Class B Common Stock ("Class B Stock") at the close of business on September 1, 1999, and holders of the Company's Preferred Stock, will be entitled to vote at the meeting. On September 1, 1999, the Company had outstanding 1,008,979 shares of Common Stock and 237,362 shares of Class B Stock. The Company also has outstanding and entitled to vote at the meeting 20,000 shares of its Series I Preferred Stock, and 5,000 shares each of its Series II Preferred Stock and Series III Preferred Stock. At the meeting, each share of Common Stock will be entitled to one vote; each share of Class B Stock will be entitled to ten votes; and each share of Preferred Stock will be entitled to eleven votes.

     To the knowledge of the Board of Directors, as of the record date, no stockholder owned of record or beneficially more than 5% of the Company's outstanding shares of Common Stock, Class B Stock or Preferred Stock except as indicated below:

                                                                        AMOUNT OF
                                                                        SHARES AND
                                                                        NATURE OF
                                             NAME AND ADDRESS           BENEFICIAL
                                               OF RECORD OR             OR RECORD     PERCENTAGE
          TITLE OF CLASS                     BENEFICIAL OWNER           OWNERSHIP      OF CLASS
          --------------              ------------------------------    ----------    ----------
Common Stock......................    Edward H. Meyer, as Voting        150,263(a)         14.9
                                      Trustee under a Voting Trust
                                      Agreement, dated as of
                                      February 24, 1986, and as
                                      subsequently amended ("Voting
                                      Trust Agreement"), among the
                                      Voting Trustee, the Company
                                      and the Beneficiaries of the
                                      Voting Trust Agreement
                                      777 Third Avenue
                                      New York, New York 10017
                                      Edward H. Meyer                   205,248(b)         20.3
                                      777 Third Avenue
                                      New York, New York 10017
                                      The committee administering        43,546(c)          4.3
                                      the Company's Employee Stock
                                      Ownership Plan
                                      777 Third Avenue
                                      New York, New York 10017
                                      Tweedy Browne Company L.P.         70,764(d)          7.0
                                      52 Vanderbilt Avenue
                                      New York, New York 10017
                                      T. Rowe Price Associates, Inc.     56,230(e)          5.6
                                      100 E. Pratt Street
                                      Baltimore, Maryland 21202
                                      Ariel Capital Management, Inc.    156,611(f)         15.5
                                      307 North Michigan Avenue
                                      Chicago, Illinois 60601
                                      All executive officers and        298,373(g)         29.6
                                      directors as a group
Class B Stock.....................    Edward H. Meyer, as Voting        145,123(a)         61.1
                                      Trustee under the Voting Trust
                                      Agreement
                                      777 Third Avenue
                                      New York, New York 10017
                                      Edward H. Meyer                   135,617(b)         57.1
                                      777 Third Avenue
                                      New York, New York 10017

                                                                        AMOUNT OF
                                                                        SHARES AND
                                                                        NATURE OF
                                             NAME AND ADDRESS           BENEFICIAL
                                               OF RECORD OR             OR RECORD     PERCENTAGE
          TITLE OF CLASS                     BENEFICIAL OWNER           OWNERSHIP      OF CLASS
          --------------              ------------------------------    ----------    ----------
                                      The committee administering        56,944(c)         24.0
                                      the Company's Employee Stock
                                      Ownership Plan
                                      777 Third Avenue
                                      New York, New York 10017
                                      All executive officers and        228,731(g)         96.4
                                      directors as a group
Series I, Series II and Series III                                       30,000(h)        100
  Preferred Stock.................    Edward H. Meyer
                                      777 Third Avenue
                                      New York, New York 10017

---------------
(a) Represents voting power only. Does not include shares issuable upon exercise or conversion of options or other securities which are contractually bound to be deposited pursuant to the Voting Trust Agreement. In general, investment power over the shares deposited in the voting trust established pursuant to the Voting Trust Agreement is retained by the several beneficiaries of the Voting Trust Agreement. (See "Certain Relationships and Related Transactions" below.)

(b) Includes shares of Common Stock and of Class B Stock, as the case may be, issuable upon conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer, shares of Common Stock issuable upon exercise of stock options which are currently exercisable (after giving effect to the assumed conversion and exercise thereof), and Mr. Meyer's beneficial interest in shares of Common Stock and Class B Stock deposited by him pursuant to the Voting Trust Agreement as to which he retains investment power. Does not include shares of Common Stock and Class B Stock held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Does not include shares of Common Stock and Class B Stock held in trust for Mr. Meyer's children which have been deposited in the voting trust under the Voting Trust Agreement, or shares of Common Stock or of Class B Stock as to which Mr. Meyer exercises voting power by virtue of being the Voting Trustee under the Voting Trust Agreement (other than shares deposited in the Voting Trust by Mr. Meyer).

(c) The committee which administers the Company's Employee Stock Ownership Plan exercises voting power over shares held in such plan, and is comprised of Mr. Meyer and Steven G. Felsher.

(d) Information based on the Company's understanding of publicly-filed material. Tweedy Browne Company L.P., a registered investment advisor, together with related entities, on behalf of its clients, has sole or shared dispositive and voting power with respect to the shares listed.

(e) Information based on the Company's understanding of publicly-filed material.
    T. Rowe Price Associates, Inc., a registered investment advisor, together with a related entity, on behalf of its clients, has sole dispositive and voting power with respect to the shares listed.

(f) Information based on the Company's understanding of publicly-filed material. Ariel Capital Management, Inc., a registered investment advisor, together with a related entity, on behalf of its clients, has sole dispositive and voting power with respect to the shares listed.

(g) Includes shares of Common Stock and of Class B Stock, as the case may be, as to which certain executive officers exercise shared voting power by virtue of their membership on the committee administering the Company's Employee Stock Ownership Plan. Includes shares of Common Stock and Class B Stock as to which the Voting Trustee (Mr. Meyer) under the Voting Trust Agreement exercises voting power. Includes shares of Common Stock and of Class B Stock issuable upon conversion of the Company's 8 1/2% Convertible Debentures owned by Mr. Meyer and shares of Common Stock issuable upon exercise of stock options which are exercisable by beneficiaries under the Voting Trust Agreement who are obliged, under the terms of the Voting Trust Agreement, to deposit shares in the voting trust acquired subsequent to the execution of the Voting Trust Agreement, after giving effect to the assumed conversion and exercise thereof. Does not include shares of Common Stock issuable to beneficiaries under the Voting Trust Agreement upon exercise of stock options which are not presently exercisable.

(h) Represents 20,000 of Series I Preferred Stock, and 5,000 shares of each of the Company's Series II and Series III Preferred Stock, of which classes Mr. Meyer owns 100% of the outstanding shares.

                              ELECTION OF DIRECTOR

     The Board of Directors presently consists of four members, one of whom is elected by the holders of the Series I Preferred Stock, voting as a class, and three of whom, divided into three classes, are elected by the holders of the Common Stock, the Class B Stock and the Preferred Stock voting together. At each Annual Meeting of Stockholders, a director of one class is elected to serve for a three-year term or until the election of his successor.

     Mark N. Kaplan has been nominated to be elected at the meeting to serve as a director until the Annual Meeting of Stockholders to be held in 2002. Mr. Kaplan is currently serving on the Board.

     The Company's Certificate of Incorporation provides for cumulative voting for elections of directors. Therefore, if more than one director is being elected at a meeting, each stockholder is entitled to cast as many votes as shall equal the number of votes represented by the shares owned by such stockholder multiplied by the number of directors to be elected and such stockholder may cast all of such votes for a single nominee for director, or may distribute them among the number of nominees, as the stockholder determines.

     Information relating to Mr. Kaplan and to the directors not standing for election who will continue in office following the meeting is set forth below. Each person listed below is currently a director of the Company.

                                                                         TERM    NO. OF SHARES OF   PERCENT OF
                                                                        OFFICE     VOTING STOCK     VOTES CAST
                                                             DIRECTOR    WILL         OWNED         BY VOTING
            NAME(A)               AGE     OCCUPATION(B)       SINCE     EXPIRE   BENEFICIALLY(C)      SHARES
            -------               ---   ------------------   --------   ------   ----------------   ----------
Mark N. Kaplan..................  69    Of Counsel,            1973      1999           2,200(e)         --(f)
                                        Skadden,
                                        Arps, Slate,
                                        Meagher Flom
                                        LLP, law firm(d)
Edward H. Meyer.................  72    Chairman of the        1961      2000         553,404(g)      71.33
                                        Board, President
                                        and Chief
                                        Executive Officer
Richard Reiss, Jr...............  55    Chairman, Georgica     1999        --(h)          500(i)         --(f)
                                        Advisors LLC, an
                                        investment firm
John Shannon....................  62    President,             1991      2001           1,000            --(f)
                                        Grey-International

---------------
(a) There is no family relationship between any director and any other director or executive officer of the Company.

(b) The positions of Messrs. Meyer and Shannon are with the Company, and each has served the Company for more than the past five years.

    Mr. Kaplan also serves on the boards of directors of American Biltrite Inc., Autobytel.com Inc., Congoleum, Inc., DRS Technologies, Inc., MovieFone Inc., REFAC Technology Development Corporation and Volt Information Sciences, Inc.

    Mr. Meyer is also a director of Ethan Allen Interiors, Inc. and Harman International Industries, Inc. Mr. Meyer also serves as director or trustee of thirty-one mutual funds advised by Merrill Lynch Asset Management, Inc. or its wholly-owned subsidiary, Fund Asset Management, Inc.

    Mr. Reiss is also a director of Lazard Funds, Inc., O'Charley's Inc. and Orbital Imaging Corporation.

(c) Represents beneficial interests in shares of the Company's Common Stock, Class B Stock, and Series I, II and III Preferred Stock. (See "Voting Securities" above.) Information is as of the record date.

(d) Skadden, Arps, Slate, Meagher & Flom LLP, a law firm to which Mr. Kaplan is of counsel, has provided certain legal services to the Company in 1998 and 1999.

(e) Mr. Kaplan owns 1,100 shares of each of the Common Stock and of the Class B Stock.

(f) Represents less than 1.0% of the votes entitled to be cast.

(g) Mr. Meyer owns beneficially 104,684 shares of Common Stock and 110,053 shares of Class B Stock, as to which he, as the Voting Trustee under the Voting Trust Agreement, exercises voting power, and 20,000 shares of the Series I Preferred Stock, and 5,000 shares of each of the Series II and of the Series III Preferred Stock, representing approximately 10.4%, 46.4%, 100%, 100% and 100% of each class, respectively. Also includes shares held pursuant to the Voting Trust Agreement, as to which Mr. Meyer, as the Voting Trustee, exercises voting power, and shares of Common Stock and Class B Stock held in the Company's Employee Stock Ownership Plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration. Also includes shares of Common Stock (2.5%) and Class B Stock (10.8%) issuable on conversion of the Company's 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer after giving effect to the assumed conversion thereof and shares of Common Stock (7.4%) issuable upon exercise of currently exercisable stock options owned by Mr. Meyer after giving effect to the assumed exercise thereof. Does not include 7,000 shares of the Common Stock and 7,500 shares of Class B Stock held in trust for Mr. Meyer's children, as to which Mr. Meyer, as the Voting Trustee under the Voting Trust Agreement, exercises voting power, or 15,000 shares of Common Stock issuable upon exercise of stock options held in trust for Mr. Meyer's children.

(h) Mr. Reiss had been elected by the holder of the Series I Preferred Stock and serves until the election of his successor.

(i) Mr. Reiss owns 500 shares of Common Stock.

     The Board of Directors has no reason to believe Mr. Kaplan will for any reason be unable to serve as a director. If, however, Mr. Kaplan becomes unavailable to serve for any reason, it is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed by stockholders, to vote such proxy for the election of such other person as the Board of Directors may in its discretion recommend.

     Directors who are not employees of the Company receive a fee of $4,500 per quarter and a fee of $3,000 for each meeting of the Board attended. Directors who are also employees receive no remuneration for serving on the Board. Under an agreement with the Company, Mr. Kaplan has elected to have payment of his director's fees deferred until he retires from the Board.

     During 1998, the Board met four times. Each director attended all of the meetings of the Board. The Audit Committee, which is comprised of Messrs. Kaplan and Reiss, reviews the services of the Company's independent auditors, the preparation of the Company's financial statements and the maintenance of internal controls by the Company. Messrs. Kaplan and Reiss also comprise the Company's Compensation Committee, which is charged with overseeing matters relating to senior executive compensation. The Company does not have a standing nominating committee. Members of the Audit Committee and the Compensation Committee receive $1,000 for attendance at each meeting of each such committee which does not fall on the same day as a meeting of the Board.

                           REMUNERATION OF MANAGEMENT

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of its Chief Executive Officer and each of the four other most highly compensated executive officers of the Company with respect to the three most recently completed fiscal years of the Company, except as indicated below:

                                 ANNUAL COMPENSATION                 LONG TERM COMPENSATION
                             ----------------------------   ----------------------------------------
                                                                                             ALL
                                                               REST.          STOCK         OTHER
NAME AND POSITION            YEAR   SALARY(2)    BONUS(2)    STOCK($)      OPTIONS(#)      COMP.(1)
-----------------            ----   ---------    --------    --------      ----------      --------
Edward H. Meyer............  1998   $2,900,000   $400,000       -0-          30,000       $1,395,597
Chairman, President and      1997    2,575,000    475,000       -0-             -0-        1,584,347
Chief Executive Officer      1996    2,300,000    325,000       -0-          20,000        1,519,957
Robert L. Berenson.........  1998   $  625,000   $220,000       -0-             -0-       $  356,597
President, Grey-N.Y.         1997      540,000    310,000       -0-             -0-          380,854
                             1996      540,000    240,000       -0-             -0-          339,466
J. Alec Gerster............  1998   $  400,000   $170,000       -0-             500       $  191,119
Executive Vice President     1997      400,000    175,000       -0-             -0-          219,140
                             1996      350,000    160,000       -0-             -0-          189,140
Stephen A. Novick..........  1998   $  825,000   $125,000       -0-             -0-       $  432,401
Executive Vice President     1997      825,000    150,000       -0-             -0-          495,207
                             1996      775,000    125,000       -0-             -0-          419,345
John Shannon...............  1998   $  600,730   $220,320       -0-             500       $   82,492
President,
  Grey-International         1997      568,898    262,400       -0-             -0-           65,982
                             1996      555,022    240,000       -0-             -0-           51,498

---------------
(1) All Other Compensation includes: (i) contributions of $9,400 in 1998 to the Company's qualified defined contribution plans on behalf of the named executives other than Mr. Shannon, who, as a United Kingdom resident, participated in local pension programs to which he contributed funds out of his salary compensation; (ii) amount shown for Mr. Shannon represents deferred compensation pursuant to a subsidiary-sponsored program for United Kingdom executives; (iii) respective insurance premium expense coverage or reimbursement of $81,797, $17,197, $23,001 and $6,719 in 1998, for Messrs.
    Meyer, Berenson, Gerster and Novick; (iv) accruals in the amounts of $164,400 for Mr. Meyer in 1998 generally in respect of amounts which would have been allocated to Mr. Meyer's accounts under the Company's qualified defined contribution programs for such year but for certain limitations determined under the federal tax laws; (v) respective allocations under the Company's Senior Management Incentive Plan ("SMIP") in 1998 for Messrs. Berenson, Meyer, Gerster and Novick of $180,000, $1,140,000, $175,000 and $200,000; and (vi) $150,000 of loan forgiveness in 1998 in respect of Mr. Berenson's indebtedness to the Company and $200,000 of loan forgiveness effected in early 1999, in respect to Mr. Novick's indebtedness to the Company.

(2) Includes amounts paid into a deferred compensation trust on Mr. Meyer's behalf in 1998. (See "Certain Relationships and Related Transactions.")

AGGREGATE OPTIONS EXERCISED IN 1998 AND STOCK OPTION VALUES AS AT DECEMBER 31, 1998(1)

                                                                                        VALUE OF
                                                                 NUMBER OF            UNEXERCISED
                                                                UNEXERCISED           IN-THE-MONEY
                                                                OPTIONS AT             OPTIONS AT
                                                             DECEMBER 31, 1998     DECEMBER 31, 1998
                                 SHARES                      -----------------    --------------------
                                ACQUIRED         VALUE         EXERCISABLE/           EXERCISABLE/
            NAME               ON EXERCISE    REALIZED(2)      UNEXERCISABLE         UNEXERCISABLE
            ----               -----------    -----------    -----------------    --------------------
Edward H. Meyer..............         --             --        70,000/5,000       $11,515,000/$157,500
Robert L. Berenson...........         --             --             0/5,000               0/$1,077,500
J. Alec Gerster..............         --             --             0/3,000                 0/$554,500
Stephen A. Novick............         --             --             0/3,500                 0/$754,250
John Shannon.................         --             --             0/2,500                 0/$446,750

---------------
(1) All options relate to shares of Common Stock.

(2) "Value Realized" represents the market price of the Common Stock on the date of exercise less the exercise price paid.

OPTION GRANTS IN THE LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------------
                                               % OF TOTAL
                        NUMBER OF SHARES     OPTIONS GRANTED
                           UNDERLYING         TO EMPLOYEES      EXERCISE PRICE      EXP.          GRANT DATE
        NAME           OPTIONS GRANTED(1)        IN 1998          ($/SHARE)         DATE       PRESENT VALUE(2)
        ----           ------------------    ---------------    --------------    ---------    ----------------
Edward H. Meyer......        30,000               65.9              332.50         1/23/07        $3,044,400
John Shannon.........           500                1.1              332.50         1/23/08            60,335
J. Alec Gerster......           500                1.1              332.50         1/23/08            60,335

---------------
(1) Options granted to acquire Common Stock at market price on the date of grant under the Grey Advertising Inc. 1994 Stock Incentive Plan. The options are exercisable at a rate of one-third per year beginning on the initial exercise date, which for Messrs. Shannon and Gerster is January 23, 2003, and January 23, 1998 for Mr. Meyer.

(2) Amounts based on the modified Black-Scholes option price model with the following assumptions: exercise price equal to fair market value on the date of grant, ten year option term (nine year option term in the case of Mr. Meyer), interest rate of 5.48% for Messrs. Shannon and Gerster (5.55% for Mr. Meyer) and a dividend rate of 1.18%. There is no assurance that the value realized by an optionee will be at or near the value estimated by this pricing model. Should the stock price not rise above the option price, the optionee will realize no gain.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     During 1998, the Committee was comprised of two of the Company's directors, Mr. Kaplan and Mr. Shinn. Mr. Shinn died in February 1999. Richard Riess, Jr. was elected to the Board in May 1999 and subsequently became a member of the Committee.

     The Committee is responsible for the establishment of the goals of the Company's compensation practices and the implementation of compensation programs that further these goals. It reviews regularly the development of the Company's operations, its revenue and profit performance, its prospects for growth, the general trends in the advertising agency industry and the particular needs of the Company.

     The Committee reviews and approves allocations under several long-term deferred and current compensation programs which have been developed over the years. These programs, which have utilized both cash and stock awards, are designed to foster a strong commitment by the Company's senior executives to the interests of the Company's stockholders, clients and business by rewarding excellent performance with current compensation, enhancing motivation for continued profit performance, encouraging a strong community of interests with the Company's stockholders through share awards and fostering the long-term retention of key management personnel through extended vesting periods.

     These are particularly important, and not readily subject to a short-term formula approach, in the advertising industry where compensation is heavily negotiated and where there is great demand for talented people, thus resulting in a high potential for executive turnover. The Committee believes that the programs adopted by the Company have been helpful in retaining and motivating its executive officers.

     The Company's executive officers, as disclosed in this proxy statement, own a substantial interest in the Company's stock, a significant portion of which was acquired over many years through a number of the Company's stock programs. This indicates the importance which the Company places on management having the same interests as stockholders generally.

     In recent years, a significant portion of the executives' total compensation has been provided through payment of discretionary annual bonuses and through allocations under the Company's 1998 Senior Management Incentive Plan (the "1998 SMIP") and similar predecessor plans. The total amounts paid or allocated, as the case may be, are related to overall corporate operating performance and have trended upwards in better years. In granting annual bonuses, the Committee considers the results of operations of the Company, the executives' relative contribution to the Company's overall success, the need for executives to believe they are compensated competitively, the need for bonuses to be scaled to reflect seniority and contribution, and other relevant factors.

     The Company faced several challenges during the year, including difficult conditions in a number of markets in which the Company operates, the loss of certain clients in the Company's advertising agency business which were not replaced fully and losses incurred in respect of software development at one of its international subsidiaries, which resulted in the Company reporting net income 15% less than in the previous year. Mr. Meyer's bonus for 1998 was $400,000, which represented a decrease of $75,000 from his bonus for 1997 and which was in line with the decline in net income. In 1998, the Committee also granted 30,000 stock options to Mr. Meyer and a number of options to other executives of the Company. The Committee believes the grant of such options to be an appropriate form of compensation to reward and motivate executives, and to align their interests with the Company's stockholders. In granting the bonus and options to Mr. Meyer, the Committee recognized that Mr. Meyer continues to have strong relationships with key clients of the Company and plays an important leadership role in the Company. The Committee also recognizes the increasingly costly marketplace for senior executive talent in the advertising agency industry generally and the necessity for the Company to remain competitive. In determining Mr. Meyer's compensation elements, the Committee considered the performance of the Company and the compensation of other chief executive officers generally, as such data is publicly available and set forth in various compilations. In addition, the Committee considered the available information about the compensation of chief executive officers of other advertising agencies. The Committee further considered that Mr. Meyer has been employed by the Company since 1956 and has served as the Chief Executive Officer since 1971, that despite difficult business conditions in 1998, Mr. Meyer has helped the Company to build a solid foundation for the Company's long-term growth. The Committee also considered Mr. Meyer's long-term contributions in creating value for the Company and its stockholders by establishing and maintaining many significant client relationships, and by overseeing the Company's expansion into new disciplines and parts of the world.

     Under the 1998 SMIP, as approved by the Company's stockholders, participants are credited with compensation in an aggregate amount equal to 12% of the Company's pre-tax operating earnings for each year from 1998 through 2002. Because of Mr. Meyer's senior position and his substantial interest in the equity of the Company, the Committee awarded Mr. Meyer with respect to 1998 an amount corresponding to 15% of the aggregate amount credited for 1998 under the 1998 SMIP.

     The income laws deny tax deductions to publicly-held corporations for annual compensation paid to certain executive officers in excess of $1,000,000, subject to certain exceptions. The Committee believes the Company should take appropriate steps to be in a position to preserve the tax deductibility of compensation payments, to the extent such steps are consistent with proving competitive compensation to its executives and the Company otherwise satisfies the requirements of the tax law. Thus, to satisfy the requirements of the tax law, the Committee submitted to, and secured the approval of, the stockholders at the 1994 annual meeting, the Company's stock compensation and incentive plans designed to comply with such tax laws. In addition, and for the same purpose, as discussed below, the Company has entered into arrangements with each of Messrs. Berenson, Meyer and Novick intended to ensure continued compliance in the future.

                                          Mark N. Kaplan

SENIOR EXECUTIVE OFFICER POST-EMPLOYMENT COMPENSATION PLAN; PENSION ARRANGEMENTS

     The Senior Executive Officer Post-Employment Compensation Plan provides that certain qualified officers of the Company and its subsidiaries will be entitled upon retirement at or after the age of 60 to a lifetime supplemental pension of a maximum of $60,000 per year depending, in part, upon the date of retirement. Persons who are executive vice presidents of the Company, or more senior, or are designated senior executive officers of certain of the Company's subsidiaries, and who have met certain age and length of service requirements, and have been designated by the Board of Directors of the Company, are participants under the plan. In addition, a surviving spouse of a recipient of a pension under the plan is entitled to an annual pension equal to a maximum of $30,000 depending, in part, upon the date of retirement of the deceased participant, for the shorter of such spouse's life and 20 years. Each of the named executives (other than Mr. Shannon) is a participant under the plan. In addition, the Company has certain understandings whereby certain additional pension amounts may be paid to Messrs. Berenson and Novick. Furthermore, in 1998, the Company agreed to make certain payments ("pension deposits") to a rabbi trust established with the United States Trust Company of New York which would be used to fund a pension obligation to be payable to Mr. Meyer over the eleven year period following the normal expiration of his current employment agreement ("pension period").

The initial pension deposit, made with respect to 1997, was $1,040,000 and annual pension deposits of $360,000 are scheduled to be made through 2002 contingent on Mr. Meyer's continued employment. The amount of the pension to be paid to Mr. Meyer will be dependent on, and be limited to, the funds in the rabbi trust during the pension period. In addition, upon termination of Mr. Meyer's employment prior to the commencement of the pension period or upon his death, any undistributed funds in the rabbi trust would be paid to Mr. Meyer or his estate, as the case may be, in satisfaction of any future obligations with respect to this pension.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has an agreement with Mr. Berenson providing for his continued employment with the Company through December 31, 1999 at an annual salary of $625,000 per year. Pursuant to an earlier employment arrangement with Mr. Berenson, the Company agreed to advance him a compensatory loan in an amount not to exceed $500,000 to facilitate the purchase of a primary residence which would secure the loan. Such loan was to be repayable five years after it was made or upon termination of Mr. Berenson's employment with the Company under certain circumstances (with the Company having agreed to forgive 20% of the original amount thereof each December 31 on which Mr. Berenson was employed after the closing of the loan). During 1993, in lieu of making the loan to Mr. Berenson and forgiving it as contemplated, the Company assisted Mr. Berenson in securing a loan from a commercial bank by agreeing to amortize up to $100,000 per year for up to five years of the principal on the mortgage loan Mr. Berenson took from such bank. The Company's obligation to reimburse the bank is essentially parallel to the obligation it would have had to Mr. Berenson to forgive the loan the agreement with him contemplated being made to him and, therefore, it is considered the equivalent of a loan forgiveness. In addition, in early 1994, the Company loaned Mr. Berenson $50,000 which is forgivable by the Company assuming his continued employment through 1998. In 1995, the Company loaned Mr. Berenson $125,000 which is forgivable by the Company assuming Mr. Berenson's continued employment through 1999. During 1996, the Company loaned Mr. Berenson $700,000, $200,000 of which is forgivable by the Company assuming Mr. Berenson's continued employment through 2003 and $500,000 of which is forgivable by the Company assuming Mr. Berenson's employment through 2004. In addition, in 1999 the Company agreed with Mr. Berenson that upon a change in control of the Company and the involuntary termination of Mr. Berenson's employment or material diminution of his status resulting in him terminating his employment, he shall be entitled to continued salary for one year following such event and the immediate vesting of all of his currently-held theretofore unvested stock options and allocations under SMIP, and the forgiveness of his outstanding loans detailed above.

     In 1994 the Company agreed to lend to Mr. Novick $600,000 to acquire a new residence intended to be used, in part, for business entertaining. This loan was forgivable in three installments of $200,000 at the end of each of 1996, 1997, and 1998, provided Mr. Novick was then employed by the Company. In early 1999 the Company forgave the then remaining $200,000 on this loan.

     The Company has an employment agreement with Mr. Meyer, which provides for Mr. Meyer's employment with the Company through December 31, 2002. The agreement also provides for a minimum annual salary of $2,900,000 for Mr. Meyer's services as Chief Executive Officer. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause (as defined in the agreement), or if Mr. Meyer effects such termination due to a change of control of the Company or other good reason specified in the agreement, Mr. Meyer will receive $3,000,000 in consideration of his employment. The agreement further provides that the Company will defray premiums on life insurance policies on Mr. Meyer's life payable to a beneficiary designated by him; the Company paid $39,578 in premiums in respect of these policies in 1998. The employment agreement also provides that Mr. Meyer may, for a period subsequent to his termination of full-time employment as Chief Executive Officer, provide the Company with consulting services for compensation at the rate of $10,000 per month. If the Company terminates Mr. Meyer's full-time employment as Chief Executive Officer without cause, or if Mr. Meyer effects such termination due to a change in control of the Company or for other good reason, Mr. Meyer will receive a lump sum payment equivalent to his then current aggregate remuneration multiplied by the greater of the number of years remaining in the term of the employment agreement and the number three. In such event, Mr. Meyer will also have an option to sell to the Company each share of the Common Stock and the Class B Stock which he then owns at the per share market value of the Common Stock. Mr. Meyer's agreement also provides that, for the ten year period (subject to reduction or suspension in the event Mr. Meyer becomes disabled or is in breach of his agreement) following his termination of employment, the Company will, among other things, provide Mr. Meyer with an office, and related office staff and facilities, and the continued use of a car and driver. The Company has also agreed to reimburse Mr. Meyer for certain business expenses incurred by him for a ten year period following termination of his employment up to $100,000 per year during the first five years of such period and $50,000 per year during the remainder of such period, with such amounts being adjusted for increases in the consumer's price index until the date of termination of his employment. During such ten year period, Mr. Meyer has also been charged with the responsibility of overseeing a certain portion of the Company's charitable contributions and, thus, will see to the contribution to charities of $100,000 per year of the Company's funds during the first five years of the period and of $50,000 per year during the remainder of the period.

     In the context of the agreement extending the term of Mr. Meyer's employment agreement through the date hereinabove mentioned, the Company and Mr. Meyer also reached agreement providing for the deferral of certain compensation otherwise payable to him and the payment of such deferred compensation into a trust, commonly referred to as a rabbi trust, established with United States Trust Company of New York. The purpose of the trust arrangement is to enhance the Company's ability to deduct compensation paid to Mr. Meyer without the application of Section 162(m) of the Internal Revenue Code ("Section") at such time as the monies are paid to Mr. Meyer from the trust. The Section, under certain circumstances, denies a tax deduction to an employer for certain compensation expenses in excess of $1,000,000 per year paid by a publicly-held corporation to certain of its executives. For 1998, all of cash compensation payable to Mr. Meyer in excess of $938,000 was deferred and paid into the trust. In 1999 and subsequent years, such compensation as shall be timely elected by Mr. Meyer shall be deferred and paid into the trust provided that no such election shall cause any compensation paid to Mr. Meyer to be non-deductible by reason of the Section. Amounts deferred and paid into the trust shall be paid to Mr. Meyer or to his estate, as the case may be, following the expiration of Mr. Meyer's employment agreement, or the termination of his employment by reason of death or disability. For the purpose of the presentation of Mr. Meyer's compensation in the Summary Compensation Table hereinabove provided, the amounts deferred and paid into the trust are deemed having been paid to Mr. Meyer.

     In 1983, the Company sold and issued $3,025,000 principal amount of its 8 1/2% Convertible Subordinated Debentures, due December 31, 2003, to Mr. Meyer in consideration of a purchase price of equal amount, of which $25,000 was paid in cash and the remainder by delivery of Mr. Meyer's long-term 9% full recourse promissory note in the principal amount of $3,000,000 due December 31, 2004. The Debentures are convertible at any time into one share of Common Stock and one share of Class B Stock, at a current conversion price of $118.33, subject to adjustment upon the occurrence of certain events. During 1992, Mr. Meyer exercised certain stock options which had been granted to him in 1984, and, in connection therewith pursuant to the stock option agreement, issued to the Company his promissory note in the amount of $3,169,690, representing the exercise price in excess of the par value of the shares issued on exercise, which amount was paid in cash, and his promissory note in the amount of $2,339,988, representing the amount of tax required to be withheld in connection with such option exercise. The promissory notes are each full recourse, mature on December 22, 2001 and bear interest at the rate of 6.06% per year. Mr. Meyer is also indebted to the Company in the aggregate amount of $762,950 pursuant to long-term 9%, full recourse promissory notes delivered to the Company in connection with Mr. Meyer's purchase of shares of Series I, II and III Preferred Stock (collectively the "Preferred Stock"). The redemption date of Preferred Stock is fixed at April 7, 2004. The terms of the Preferred Stock also give Mr. Meyer or his estate, as the case may be, the option to require the Company to redeem his Preferred Stock for a period of 12 months following his (i) death,
(ii) permanent disability or permanent mental disability, (iii) termination of full-time employment for good reason or (iv) termination of full-time employment by the Company without cause.

     If Mr. Meyer had been terminated effective December 31, 1998 under circumstances which would have resulted in payment of the special severance detailed in the foregoing description of his agreement, the amount then payable to him would have been $30,907,429. Other than pursuant to the loans described above in connection with Mr. Meyer's securities, and Mr. Berenson's arrangements, no executive named above is indebted to the Company for more than $60,000. Certain key employees of the Company, including the named executives (other than Mr. Shannon) and certain members of their immediate families ("Beneficiaries"), have entered into the Voting Trust Agreement, as amended in 1987 and 1994, pursuant to which the Beneficiaries have deposited the shares of Common Stock and Class B Stock owned by them into a voting trust. The Beneficiaries have also agreed to deposit into the voting trust shares of Common Stock or Class B Stock hereafter acquired by them. The voting trust was extended in 1994 and will continue until 2004. Mr. Meyer has been designated the sole Voting Trustee. Beneficiaries retain the sole authority to receive dividends and, in general, to dispose of their shares held in the voting trust. The Company has entered into indemnification agreements with each of the members of the Board of Directors providing, generally, for the fullest indemnification permitted by law.

                               PERFORMANCE GRAPH

     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN FOR THE COMPANY, THE SP 500 INDEX AND SIX OTHER PUBLICLY-TRADED ADVERTISING AGENCIES
[Grey Advertising]

                                                  GREY ADVERTISING INC             PEER GROUP                 S&P 500 INDEX
                                                  --------------------             ----------                 -------------
"1993"                                                       100                         100                         100
"1994"                                                    82.294                     101.321                     109.277
"1995"                                                    111.14                     139.395                     146.883
"1996"                                                   143.567                       171.4                     189.273
"1997"                                                   187.768                     228.585                     297.984
"1998"                                                   210.656                      293.91                     429.399

     The Company's peer group is comprised of The Interpublic Group of Companies, Inc., Omnicom Group, Inc., True North Communications, Inc., WPP Group, plc, Cordiant plc for 1993 - 1996, and beginning in 1997 Cordiant Communications Group and Saatchi & Saatchi plc, the two companies resulting from the demerger of Cordiant plc in December 1997. The graph assumes the initial investment of $100 on December 31, 1993 and the reinvestment of dividends thereafter.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected its present auditors, the firm of Ernst & Young LLP, as independent auditors to examine and report on the financial statements of the Company for the year ending December 31, 1999. A representative of Ernst & Young LLP is expected to be present at the meeting to make such statements as they deem appropriate and to respond to appropriate stockholder questions. The Board has determined that, although not required, it would be desirable to request from the stockholders an expression as to whether they concur in the foregoing selection. The Board recommends that stockholders vote to ratify such selection. If the holders of a majority of the votes represented at the meeting do not ratify the selection of Ernst & Young LLP the selection of independent auditors will be reconsidered by the Board. Abstentions will have the same effect as a negative vote, while broker non-votes will be disregarded and have no effect.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to submit a proposal to be presented at the 2000 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company, at the address of the Company which is given above, so that it is received no later than March 27, 2000.

                            SOLICITATION OF PROXIES

     The solicitation of proxies will be conducted primarily by mail. Employees of the Company, however, may solicit proxies by telephone, other means of communication or personal contact, but at no additional compensation.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may be brought before the meeting. If other matters not known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                                                   STEVEN G. FELSHER
                                                       Secretary

September 22, 1999

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             GREY ADVERTISING INC.

                                  COMMON STOCK

                                OCTOBER 12, 1999


   (Down Arrow) PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED (Down Arrow)

     Please mark your
/X/  votes as in this
     example.



PROPOSAL NO. 1.                    WITHHELD
     The election of       FOR       FROM
     Mark N. Kaplan,       / /       / /
     as Director, to hold office until the Annual Meeting to be held in 2002 or until the election of his successor.


PROPOSAL NO. 2. A proposal to ratify the        FOR     AGAINST     ABSTAIN
     selection of Ernst & Young LLP as          / /       / /        / /
     independent auditors for the Company
     for 1999.

PROPOSAL NO. 3. The transaction of such other business as may properly come before the meeting and at any and all adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement dated September 22, 1999.








Signature(s)______________________ _________________(L.S.) Dated ________, 1999
Note: Stockholder(s) should sign exactly as name appears above.

                             GREY ADVERTISING INC.

                                  COMMON STOCK

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 12, 1999


     The undersigned stockholder(s) of Grey Advertising Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Feisher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the headquarter offices of the Company's Middle and Eastern European Operations, Corneliusstrasse 16-24, 40215 Dusselfdorf, Germany on October 12, 1999 at 11:00 AM, local time, and at any and all adjournments thereof, on the following matters.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSAL REFERRED TO IN ITEM 2. IF OTHER MATTERS NOT NOW KNOWN COME BEFORE THE MEETING THE PERSONS NAMED HEREIN OR THEIR SUBSTITUTES WILL VOTE SUCH SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or either of them, or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any and all adjournments thereof.

     If only one of said proxies, or his substitute, be present and vote at said meeting, or at any or all adjournments thereof, such person shall have and may exercise all powers hereby granted.

                          (Continued on reverse side)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                             GREY ADVERTISING INC.

                     LIMITED DURATION CLASS B COMMON STOCK

                                OCTOBER 12, 1999


   (Down Arrow) PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED (Down Arrow)

     Please mark your
/X/  votes as in this
     example.



PROPOSAL NO. 1.                    WITHHELD
     The election of       FOR       FROM
     Mark N. Kaplan,       / /       / /
     as Director, to hold office until the Annual Meeting to be held in 2002 or until the election of his successor.


PROPOSAL NO. 2. A proposal to ratify the        FOR     AGAINST     ABSTAIN
     selection of Ernst & Young LLP as          / /       / /        / /
     independent auditors for the Company
     for 1999.

PROPOSAL NO. 3. The transaction of such other business as may properly come before the meeting and at any and all adjournments thereof.

The undersigned hereby acknowledges receipt of the Notice of the Meeting and Proxy Statement dated September 22, 1999.








Signature(s)_______________________ ______________(L.S.) Dated_________, 1999
Note: Stockholder(s) should sign exactly as name appears above.

-------------------------------------------------------------------------------

                             GREY ADVERTISING INC.
                     LIMITED DURATION CLASS B COMMON STOCK
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 12, 1999

     The undersigned stockholder(s) of Grey Advertising Inc. ("Company") hereby appoint(s) Edward H. Meyer and Steven G. Felsher, and each of them, the true and lawful proxies, agents and attorneys of the undersigned each with full power to act without the other and with full power of substitution and revocation, to represent and act for the undersigned, in the name, place and stead of the undersigned, and to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the headquarter offices of the Company's Middle and Eastern European Operations, Corneliusstrasse 16-24, 40215 Dusseldorf, Germany, on October 12, 1999 at 11:00 AM, local time, and at any and all adjournments thereof, on the following matters.

     THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREIN, BUT WHERE SPECIFICATIONS ARE NOT INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR AND IN FAVOR OF THE PROPOSAL REFERRED TO IN ITEM 2. IF OTHER MATTERS NOT NOW KNOWN COME BEFORE THE MEETING THE PERSONS NAMED HEREIN OR THEIR SUBSTITUTES WILL VOTE SUCH SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or either of them, or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any and all adjournments thereof.

     If only one of said proxies, or his substitute, be present and vote at said meeting, or at any or all adjournments thereof, such person shall have and may exercise all powers hereby granted.

                          (Continued on reverse side)